UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2014

Yahoo! Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-28018	77-0398689
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 First Avenue
Sunnyvale, California	94089
(Address of principal executive offices)	(Zip Code)

(408) 349-3300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 25, 2014, at the 2014 Annual Meeting of Shareholders (the “Annual Meeting”) of Yahoo! Inc. (the “Company”), the Company’s shareholders approved an amendment and restatement of its existing stock plan (as amended and restated, the “Restated Plan”) to increase the available share reserve by 30 million shares as described in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 30, 2014 (the “Proxy Statement”). The Restated Plan previously had been approved, subject to shareholder approval, by the Company’s Board of Directors (the “Board”).

A summary of the Restated Plan is set forth in our Proxy Statement. That summary and the foregoing description of the Restated Plan are qualified in their entirety by reference to the text of the Restated Plan, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Annual Meeting Results

On June 25, 2014, the Company held its Annual Meeting. At the Annual Meeting, the Company’s shareholders voted on the election of directors and the other proposals described in the Proxy Statement. The number of votes cast for and against and the number of abstentions and broker non-votes with respect to each matter voted on are set forth below.

1. Election of Directors. At the Annual Meeting, the shareholders elected each director nominee to the Board by the following votes:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
David Filo	634,847,769	4,598,203	1,961,243	155,457,599
Susan M. James	631,128,384	8,296,103	1,982,728	155,457,599
Max R. Levchin	635,515,385	3,389,198	2,502,632	155,457,599
Marissa A. Mayer	635,997,805	3,491,795	1,917,615	155,457,599
Thomas J. McInerney	632,885,758	6,517,099	2,004,358	155,457,599
Charles R. Schwab	635,830,512	3,658,689	1,917,926	155,457,599
H. Lee Scott, Jr.	636,090,594	3,312,601	2,004,020	155,457,599
Jane E. Shaw, Ph.D.	638,110,569	1,321,819	1,974,827	155,457,599
Maynard G. Webb, Jr.	629,301,474	10,117,250	1,988,491	155,457,599

2. Advisory Vote on Executive Compensation. The shareholders approved, on an advisory, non-binding basis, the Company’s executive compensation by the following vote:

Votes For	Votes Against	Abstentions	Broker Non-Votes

586,837,034	50,489,659	4,080,523	155,457,599

3. Approval of Amendment and Restatement of the Existing Stock Plan. The shareholders approved the Restated Plan by the following vote:

Votes For	Votes Against	Abstentions	Broker Non-Votes

506,463,368	132,771,681	2,172,166	155,457,599

4. Ratification of Independent Auditors. The shareholders ratified the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2014 by the following vote:

Votes For	Votes Against	Abstentions	Broker Non-Votes

786,691,645	7,171,306	3,001,863	0

5. Approval of an Amendment to the Bylaws. The shareholders approved an amendment to the Company’s Bylaws to provide shareholders beneficially owning at least 25% of the Company’s outstanding common stock in a net long position continuously for at least one year with the right to call special meetings by the following vote:

Votes For	Votes Against	Abstentions	Broker Non-Votes

638,038,869	1,403,745	1,964,602	155,457,599

6. Shareholder Proposal Regarding a Board Committee on Human Rights. The shareholders did not approve a shareholder proposal regarding a Board committee on human rights by the following vote:

Votes For	Votes Against	Abstentions	Broker Non-Votes

20,560,369	551,176,302	69,670,144	155,457,599

7. Shareholder Proposal Regarding Lobbying Disclosure. The shareholders did not approve a shareholder proposal regarding lobbying disclosure by the following vote:

Votes For	Votes Against	Abstentions	Broker Non-Votes

139,445,622	356,937,859	145,023,734	155,457,599

8. Shareholder Proposal Regarding Political Contribution Disclosure. The shareholders did not approve a shareholder proposal regarding political contribution disclosure by the following vote:

Votes For	Votes Against	Abstentions	Broker Non-Votes

30,031,203	465,105,920	146,270,092	155,457,599

All vote counts above have been rounded to the nearest whole share.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

3.2	Amended and Restated Bylaws of Yahoo! Inc.

10.1	Yahoo! Inc. Stock Plan, as amended and restated on April 8, 2014 (and effective June 25, 2014).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YAHOO! INC. (Registrant)

By:	/s/ Ronald S. Bell
	Name:	Ronald S. Bell
	Title:	General Counsel and Secretary

Date: June 27, 2014

EXHIBIT INDEX

Exhibit Number	Description

3.2	Amended and Restated Bylaws of Yahoo! Inc.

10.1	Yahoo! Inc. Stock Plan, as amended and restated on April 8, 2014 (and effective June 25, 2014).